For immediate release For more information, contact:
                                                              Investor Relations
                                                                  (972) 699-4041
                                                       Email: investor@kaneb.com

                       KANEB Reports First Quarter Results


DALLAS, TX (April 30, 2004) - KANEB today reported results for the quarter ended March 31, 2004. The KANEB Companies are Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P. (NYSE: KPP, "the Partnership"). Kaneb Services LLC's wholly owned subsidiary, Kaneb Pipe Line Company LLC, is the Partnership's General Partner.

"KANEB had a good first quarter and came in stronger than anticipated. KPP was able to overcome the abnormally high margins experienced in our bunkering business in the first quarter last year as they returned to more normal levels in the current quarter and the abnormally high pipeline expenses in the current quarter due primarily to government regulation while maintaining its EBITDA level. We are in an excellent position to grow our business going forward, with over 85 percent of our debt at attractive fixed rates and a strong balance sheet. The Partnership is expecting an excellent year for 2004," said John R. Barnes, chairman and CEO of KANEB.

Mr. Barnes continued, "The most significant aspect of our quarterly results for KSL is the strong increase in distributions received from KPP - an increase of 19 percent over the first quarter last year. In both our KANEB entities, we are focused on growing our operations and maximizing our performance in order to increase distributable cash for our shareholders and unitholders."


1Q 2004 RESULTS FOR KANEB SERVICES LLC

For the quarter ended March 31, 2004, Kaneb Services LLC's distributions received from KPP, net of general administrative expenses and parent company interest expenses (see Supplemental Information in the attached table) increased 21 percent to $6.17 million for the first quarter, compared with $5.10 million for the first quarter last year. KSL income before gain on issuance of units by KPP and cumulative effect of change in accounting principle (see Supplemental Information in the attached table) was $6.00 million, compared with $5.97 million for the first quarter last year. KSL reported net income was $6.00 million for the quarter, compared with $16.56 million for the first quarter 2003. Diluted earnings per share, before gain on issuance of units by KPP and cumulative effect of change in accounting principle (see Supplemental Information in the attached table) were $0.50 for the first quarter, compared with $0.51 last year.

KSL was formed in 2001 as a limited liability company taxed as a partnership from assets previously held by Kaneb Services, Inc. (now Xanser Corporation). Those assets include the KPP general partner interest and incentive as well as
5.1 million Partnership units, a wholesale petroleum product marketing company, and a wholly owned subsidiary that manages and operates the pipeline and terminaling assets of KPP.


1Q 2004 RESULTS FOR KANEB PIPE LINE PARTNERS, L.P.

Kaneb Pipe Line Partners, L.P. reported revenues of $146.41 million for the first quarter 2004, compared with $140.76 million for the first quarter last year. Net income for the first quarter was $20.77 million, compared with $23.41 million for the first quarter last year. Net income per unit for the quarter was $0.65 after a cumulative increase of 11 percent in the weighted average number of units outstanding, compared with $0.78 for the first quarter last year.

"The Partnership has successfully completed financing for the major acquisitions we made in 2002 and is well-positioned for continued growth. The first quarter decrease in the Partnership's net income per unit is the effect of higher interest expense resulting from our election to lock in favorable fixed-rate long-term financing, and from the sale of equity, which increased the weighted average of units outstanding by 11 percent," said Edward D. Doherty, chairman and CEO of Kaneb Pipe Line Company LLC, the Partnership's General Partner.

Michael L. Rose, chief operating officer of Kaneb Pipe Line Company LLC, commented on the first quarter's results: "The Partnership increased first quarter revenues by $5.66 million over the prior year, which reflects a $4.11 million increase in terminaling operations as well as a $1.65 million increase in product sales. The pipeline operations experienced flat revenues and a decline in operating income, primarily as a result of abnormally high expenses relating to government regulation. Terminaling operating income increased for the quarter; however, product sales operating income decreased as a result of our bunkering business returning to more normal margin levels in the first quarter of 2004, as compared to 2003."

Pipeline revenues for the first quarter 2004 (see Supplemental Information in the attached table) were $27.90 million, compared with $28.01 million for the first quarter last year. Pipeline operating income was $11.21 million, compared with $11.98 million last year. Pipeline barrel miles shipped in the first quarter were 5.1 billion, compared with 5.4 billion in the first quarter last year.

Terminaling revenues for the first quarter 2004 (see Supplemental Information in the attached table) were $62.80 million, compared with $58.69 million for the first quarter last year. Terminaling operating income increased to $18.48 million, compared with $18.04 million last year. Terminaling average annual barrels of tankage utilized were 48.2 million in the first quarter, compared with 47.4 million last year, and the average annual revenues per barrel of tankage utilized for the first quarter were $5.24 compared with $5.02 for the first quarter last year.

Product sales revenues for the first quarter 2004 (see Supplemental Information in the attached table) were $55.72 million, compared with $54.06 million for the first quarter last year. Product sales operating income was $2.87 million, compared with $3.58 million last year.

ABOUT KANEB

KANEB is a single business represented by two separate publicly traded entities on the New York Stock Exchange. KANEB's business is focused on mid-stream energy assets -- refined petroleum products and fertilizer pipelines, and petroleum and specialty liquids storage and terminaling facilities. KANEB is a major transporter of refined petroleum products and other commodities in the Midwest. KANEB is the third largest independent liquids terminaling company in the United States and one of the largest in the world. Worldwide operations include facilities in 29 states, Canada, the Netherlands Antilles, Australia, New Zealand and the United Kingdom. Its publicly traded entities are Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P., (NYSE: KPP, "the Partnership"). For more information, visit www.kaneb.com.

Kaneb Services LLC is a unique limited liability company, the only publicly traded, cash distributing entity taxed as a partnership that owns the general partner interest of another publicly traded master limited partnership. KSL's assets are the KPP general partner interest and incentive, as well as 5.1 million KPP limited partnership units, a wholesale petroleum product marketing company, and a wholly owned subsidiary, Kaneb Pipe Line Company LLC, that manages and operates the pipeline and terminaling assets of KPP.

Kaneb Pipe Line Partners, L.P., a master limited partnership, was formed in 1989 to own a 2,075-mile common carrier pipeline system from Kansas to North Dakota that has been managed by Kaneb Pipe Line Company LLC since 1953. Pipeline acquisitions in 1995 and 1998 added 725 miles of pipeline in Colorado, Iowa, South Dakota and Wyoming. In 2002, the Partnership acquired the largest fertilizer pipeline in the country, a 2,000-mile pipeline system that runs from the Louisiana Gulf Coast to the upper Midwest states. In December 2002, the Partnership acquired a 400-mile products pipeline and four terminals in North Dakota and Minnesota. The Partnership entered the liquids terminaling business with a large acquisition in 1993, and has more than tripled the size of this operation through subsequent acquisitions. In 2001, the Partnership completed a $165 million acquisition of seven West Coast, U.S. terminals. In 2002, the Partnership completed a $300 million acquisition of two world-class terminaling facilities located in Point Tupper, Nova Scotia, Canada and on the island of St. Eustatius in the Netherlands Antilles, and the acquisition of eight bulk liquid storage terminals in Australia and New Zealand.

Certain of the statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the company's business, and other risks and uncertainties detailed from time to time in the companies' periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect, the company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the company, or any other person, that the objectives and plans of the company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the company assumes no obligation to update any forward-looking statements.

KANEB SERVICES LLC
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

                                                                            Three Months
                                                                           Ended March 31,
                                                                        ----------------------
                                                                           2004        2003
                                                                        ---------    ---------
Consolidated revenues:
   Services                                                             $  90,698    $  86,694
   Products                                                               142,481      131,775
                                                                        ---------    ---------
           Total consolidated revenues                                    233,179      218,469
                                                                        ---------    ---------
Consolidated costs and expenses:
   Cost of products sold                                                  136,431      124,327
   Operating costs                                                         43,424       40,674
   Depreciation and amortization                                           13,907       13,032
   General and administrative                                               6,502        6,712
                                                                        ---------    ---------
           Total consolidated costs and expenses                          200,264      184,745
                                                                        ---------    ---------
Consolidated operating income                                              32,915       33,724

Consolidated interest and other income                                         32          109

Consolidated interest expense                                             (10,629)      (8,844)
                                                                        ---------    ---------
Consolidated income before gain on issuance of units by KPP, income taxes, interest of outside non-controlling partners in KPP's net income and cumulative effect of change in
   accounting principle                                                    22,318       24,989

Gain on issuance of units by KPP                                             --         10,898

Income tax expense                                                         (1,163)      (1,429)

Interest of outside non-controlling partners in KPP's net income          (15,160)     (17,586)
                                                                        ---------    ---------
Income before cumulative effect of change in accounting principle           5,995       16,872

Cumulative effect of change in accounting principle - adoption of
   new accounting standard for asset retirement obligations                  --           (313)
                                                                        ---------    ---------
Net income                                                              $   5,995    $  16,559
                                                                        =========    =========
Earnings per share:
   Basic:
           Before cumulative effect of change in accounting principle   $    0.51    $    1.47
           Cumulative effect of change in accounting principle               --          (0.03)
                                                                        ---------    ---------
                                                                        $    0.51    $    1.44
                                                                        =========    =========
   Diluted:
           Before cumulative effect of change in accounting principle   $    0.50    $    1.44
           Cumulative effect of change in accounting principle               --          (0.03)
                                                                        ---------    ---------
                                                                        $    0.50    $    1.41
                                                                        =========    =========

KANEB SERVICES LLC
SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

                                                                           Three Months
                                                                          Ended March 31,
                                                                      ----------------------
                                                                         2004         2003
                                                                      ---------    ---------
Income before cumulative effect of change in accounting principle     $   5,995    $  16,872
Gain on issuance of units by KPP                                           --        (10,898)
                                                                      ---------    ---------

Income before gain on issuance of units by KPP and cumulative
   effect of change in accounting principle                           $   5,995    $   5,974
                                                                      =========    =========
Diluted earnings per share before gain on issuance of units by
   KPP and cumulative effect of change in accounting principle        $    0.50    $    0.51
                                                                      =========    =========
Weighted average diluted shares outstanding                              11,921       11,760
                                                                      =========    =========
Consolidated revenues (including KPP):
   Pipeline                                                           $  27,903    $  28,008
   Terminaling                                                           62,795       58,686
   Product Marketing                                                    142,481      131,775
                                                                      ---------    ---------
                                                                      $ 233,179    $ 218,469
                                                                      =========    =========

Consolidated operating income (including KPP):
   Pipeline                                                           $  11,210    $  11,977
   Terminaling                                                           18,484       18,040
   Product Marketing                                                      3,754        4,205
   General and administrative expenses                                     (533)        (498)
                                                                      ---------    ---------
                                                                      $  32,915    $  33,724
                                                                      =========    =========

Supplemental cash flow information:
   Distributions received from KPP                                    $   6,838    $   5,761
   General and administrative expenses                                     (533)        (498)
   Parent Company interest expense                                         (137)        (168)
                                                                      ---------    ---------
                                                                      $   6,168    $   5,095
                                                                      =========    =========

KANEB PIPE LINE PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per unit amounts)
(Unaudited)

                                                                          Three Months
                                                                         Ended March 31,
                                                                     ----------------------
                                                                        2004         2003
                                                                     ---------    ---------
Revenues:
   Services                                                          $  90,698    $  86,694
   Products                                                             55,715       54,063
                                                                     ---------    ---------
           Total revenues                                              146,413      140,757
                                                                     ---------    ---------
Costs and expenses:
   Cost of products sold                                                51,039       47,886
   Operating costs                                                      43,210       40,458
   Depreciation and amortization                                        13,898       13,022
   General and administrative                                            5,704        5,793
                                                                     ---------    ---------
           Total costs and expenses                                    113,851      107,159
                                                                     ---------    ---------
Operating income                                                        32,562       33,598

Interest and other income                                                    5           88

Interest expense                                                       (10,436)      (8,615)
                                                                     ---------    ---------
Income before minority interest, income taxes and cumulative
   effect of change in accounting principle                             22,131       25,071

Minority interest in net income                                           (210)        (236)

Income tax expense                                                      (1,152)      (1,429)
                                                                     ---------    ---------
Income before cumulative effect of change in accounting principle       20,769       23,406

Cumulative effect of change in accounting principle - adoption of
   new accounting standard for asset retirement obligations               --         (1,577)
                                                                     ---------    ---------
Net income                                                              20,769       21,829

General partner's interest in net income                                (2,282)      (1,945)
                                                                     ---------    ---------
Limited partners' interest in net income                             $  18,487    $  19,884
                                                                     =========    =========
Allocation of net income per unit:
   Before cumulative effect of change in accounting principle        $    0.65    $    0.84
   Cumulative effect of change in accounting principle                    --          (0.06)
                                                                     ---------    ---------
                                                                     $    0.65    $    0.78
                                                                     =========    =========
Weighted average number of Partnership units outstanding                28,318       25,542
                                                                     =========    =========

KANEB PIPE LINE PARTNERS, L.P.
SUPPLEMENTAL INFORMATION
(Unaudited)

                                                                                Three Months
                                                                               Ended March 31,
                                                                            ----------------------
                                                                               2004         2003
                                                                            ---------    ---------
Revenues (in 000s):
   Pipeline                                                                 $  27,903    $  28,008
   Terminaling                                                                 62,795       58,686
   Product sales                                                               55,715       54,063
                                                                            ---------    ---------
                                                                            $ 146,413    $ 140,757
                                                                            =========    =========
Operating income (in 000s):
   Pipeline                                                                 $  11,210    $  11,977
   Terminaling                                                                 18,484       18,040
   Product sales                                                                2,868        3,581
                                                                            ---------    ---------
                                                                            $  32,562    $  33,598
                                                                            =========    =========
Depreciation and amortization (in 000s):
   Pipeline                                                                 $   3,599    $   3,497
   Terminaling                                                                 10,084        9,244
   Product sales                                                                  215          281
                                                                            ---------    ---------
                                                                            $  13,898    $  13,022
                                                                            =========    =========
Capital expenditures (in 000s):
   Maintenance and environmental                                            $   5,721    $   6,366
   Expansion                                                                    1,626        5,368
                                                                            ---------    ---------
                                                                            $   7,347    $  11,734
                                                                            =========    =========
EBITDA (in 000s):
   Income before cumulative effect of change in accounting principle        $  20,769    $  23,406
   Interest expense                                                            10,436        8,615
   Income tax expense                                                           1,152        1,429
   Depreciation and amortization                                               13,898       13,022
   Interest and other income                                                       (5)         (88)
   Minority interest in net income                                                210          236
                                                                            ---------    ---------
                                                                            $  46,460    $  46,620
                                                                            =========    =========
Petroleum pipeline operating statistics - Barrel miles
   shipped (in billions)                                                         5.1          5.4
                                                                            =========    =========
Terminaling operating statistics:
   Average barrels of tankage
        utilized (in millions)                                                   48.2         47.4
                                                                            =========    =========
   Average annualized revenues per barrel
        of tankage utilized                                                 $    5.24    $    5.02
                                                                            =========    =========
